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     As filed with the Securities and Exchange Commission on June 24, 2005.
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                           Registration No. 333-119426

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form S-8
                         Post Effective Amendment No. 4
                          Registration Statement Under
                           The Securities Act of 1933


                              Trey Resources, Inc.
                              --------------------
             (Exact name of Registrant as specified in its charter)

           Delaware                                     16-1633636
           --------                                     ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

              293 Eisenhower Parkway
                  Livingston, NJ                                 07039
        (Address of principal executive offices)               (Zip Code)

     Registrant's telephone number, including area code:     (973) 758-9555

        Amendment No. 3 to the Amended and Restated Trey Resources, Inc.
        ----------------------------------------------------------------
               2004 Directors' and Officers' Stock Incentive Plan
               --------------------------------------------------
                              (Full title of Plan)

               Mark Meller, President and Chief Executive Officer
                              Trey Resources, Inc.
                             293 Eisenhower Parkway
                          Livingston, New Jersey 07039
                                 (973) 758-9555
             (Name, address, including Zip Code and telephone number
                    including area code of agent for service)

                                 With a Copy to:

                             Lawrence A. Muenz, Esq.
                               Meritz & Muenz LLP.
                                2021 O Street, NW
                              Washington, DC 20036
                                 (202) 787-1964

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Calculation of Registration Fee

Title of each           Proposed       Proposed         Amount of
class of                maximum        maximum          aggregate   Total
securities to           amount to be   offering price   offering    registration
be registered           registered     per unit(b)      price       fee
________________________________________________________________________________

Class A Common Stock   14,500,000(a)    $.012           $30,000      $3.53
________________________________________________________________________________

(a) 2,400,000 of the shares authorized under the Trey Resources, Inc. 2004 Directors' and Officers' Stock Incentive Plan were registered on September 30, 2004 pursuant to the original Registration Statement 333-119426. The fee of $21 was paid in connection with the original registration Statement. 3,600,000 of the additional shares authorized under the Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers' Stock Incentive Plan were registered on January 13, 2005 pursuant to the Post Effective Amendment No. 1. The additional fee of $13.26 was paid in connection with the Post Effective Amendment No. 1. The additional fee of $8.74 was paid in connection with the Post Effective Amendment No. 2. The additional fee of $8.71 was paid in connection with the Post Effective Amendment No. 3. The $3.53 fee set forth above represents the fee calculated in connection with the additional 2,500,000 shares registered pursuant to the Post Effective Amendment No. 4 to the original Registration Statement 333-119426.


(b) Price calculated in accordance with Rule 457(c) of the regulations promulgated under Securities Act of 1933.

Approximate date of proposed sale to the public: This Registration Statement shall become effective upon filing with the Commission.


                   STATEMENT PURSUANT TO GENERAL INSTRUCTION E
          INCORPORATION BY REFERENCE OF PREVIOUS REGISTRATION STATEMENT

     Pursuant to General Instruction E of Form S-8, the Registrant is filing this registration statement with the Securities and Exchange Commission (the "Commission") to register an additional 2,500,000 shares authorized under Amendment No. 3 to the Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers' Stock Incentive Plan. Pursuant to General Instruction E, the contents of the Registrant's registration statement on Form S-8 (File No. 333-119426) filed on September 30, 2004, as amended by Post-Effective Amendment No. 1 dated January 13, 2005, as amended by Post Effective Amendment No. 2 dated February 14, 2005, as amended by Post Effective Amendment No. 3 dated April 14, 2005, and as amended by this Post Effective Amendment No. 4 are hereby incorporated by reference into this registration statement.


                                EXPLANATORY NOTE

     This registration statement contains two parts. Part I contains a re-offer prospectus prepared in accordance with Part I of Form S-3 in accordance with Instruction C of the General Instructions to Form S-8. Subject to the volume limitations of Rule 144(e) of the Securities Act of 1933, the re-offer prospectus may be used for re-offers or re-sales on a continuous or delayed basis in the future of the 14.5 million shares of common stock issued under the Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers' Stock Incentive Plan. Part II contains information required in this registration statement under Part II of Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2 of Form S-8, will be sent or given to any recipient of a stock option or stock award in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act. We will furnish without charge to any person to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to Trey Resources, Inc. 293 Eisenhower Parkway, Livingston, NJ 07039. Trey Resources' telephone number is (973) 758-9555. The re-offer prospectus follows this paragraph.

                                   PROSPECTUS

                              TREY RESOURCES, INC.

                       14.5 million shares of Common Stock

     The shares of Trey Resources, Inc. common stock being offered under this prospectus are being offered by the directors and officers of Trey Resources, Inc. issued to them upon the exercise of stock options or the issuance of a stock award pursuant to the Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers' Stock Incentive Plan, as amended. Our common stock trades on the NASD Over the Counter Bulletin Board under the symbol "TYRIA". On April 21, 2005 the high and low sale prices for a share of our common stock were $.011 and $.012, respectively.

     The mailing address and telephone number of our principal executive offices are 293 Eisenhower Parkway Livingston, New Jersey 07039 (973) 758-9555.

                              ____________________


                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                        PLEASE SEE "RISK FACTORS" HEREIN.

                                  ____________

     This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

                                  ____________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is June 23, 2005

                                     SUMMARY

     This registration statement covers 14.5 million shares of Class A Common Stock, par value $.00001 per share of Trey Resources, Inc. ("Trey" or the "Company") that may be issued under the Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers' Stock Incentive Plan (the "Plan"), as amended. The Board of Directors of Trey approved this Plan initially on September 30, 2004.

BACKGROUND

     Trey Resources, Inc. (the "Company"), was incorporated as iVoice Acquisition 1, Inc. in Delaware on October 3, 2002 as a wholly owned subsidiary of iVoice, Inc. ("iVoice"). On April 24, 2003, we changed our corporate name from iVoice Acquisition 1, Inc. to Trey Industries, Inc. On September 5, 2003, we changed our corporate name to Trey Resources, Inc. On February 13, 2004, Trey Resources, Inc. became an independent public company when all the shares owned by iVoice, Inc. were distributed to the iVoice shareholders. In March 2004, Trey Resources, Inc. began trading on the OTC Bulletin Board under the symbol TYRIA.OB.

     Trey initially owned iVoice's Automatic Reminder software business. That software was sold in November 2004, and Trey is no longer engaged in the sale of Automatic Reminder software. During 2004, we consummated business combinations with two companies that are consultants and value added resellers of financial accounting software to small and medium sized businesses. One company is also the publisher of its own proprietary electronic data interchange (EDI) software.

     In June 2004, Trey Resources' wholly-owned subsidiary, SWK Technologies, Inc., completed a merger with SWK, Inc. SWK, Inc. was a value added reseller and master developer for Best Software's MAS 90/200/500 financial accounting software, and was also the publisher of its own proprietary EDI software, "MAPADOC." As a result of the merger, SWK, Inc.'s shareholders were issued, in exchange for all of the common stock of SWK, Inc., 2,750,000 restricted shares of Trey Resources' Class A Common Stock.

     In November 2004, Trey Resources' wholly-owned subsidiary, BTSG Acquisition Corp. completed the acquisition of certain assets of Business Tech Solutions Group, Inc. Business Tech Solutions Group, Inc. was a value added reseller for Best Software's BusinessWorks financial accounting software. As a result of the merger, Business Tech Solutions Group, Inc.'s shareholder was issued, in exchange for selected assets of Business Tech Solutions Group, Inc., 648,149 restricted shares of Trey Resources' Class A Common Stock.

     Our principal offices and facilities are located at 293 Eisenhower Parkway, Livingston, NJ 07039 and our telephone number is (973) 758-9555.

GENERAL

     We are business consultants for small and medium sized businesses and value-added resellers and developers of financial accounting software. We also publish our own proprietary EDI software. We are a leader in financial accounting solutions across a broad spectrum of industries focused on manufacturing and distribution. We specialize in software integration and deployment, programming, and training and technical support, aimed at improving the financial reporting and operational efficiencies of small and medium sized companies. The sale of our financial accounting software is concentrated in the northeastern United States, while our EDI software and programming services are sold to corporations nationwide.

     We differentiate ourselves from traditional software resellers through our wide range of value-added services, consisting primarily of programming, training, technical support, and other consulting and professional services. We also provide software customization, data migration, business consulting, and implementation assistance for complex design environments. Our strategic focus is to respond to our customers' requests for interoperability and provide solutions that address broad, enterprise-wide initiatives.

     Our product sales are cyclical, and increase when the developer of a specific software product offers new versions, promotions or discontinues support of an older product.

     As is common among software resellers, we purchase our products from our suppliers with a combination of cash and credit extended by the supplier. We do not carry significant inventory, and generally place an order with the supplier only after receiving a firm commitment from our customer. Except in unusual situations, we do not allow our customers to return merchandise and rarely offer extended payment terms to our customers.

PRODUCTS

     Substantially all of our initial sales of financial accounting solutions consist of prepackaged software and associated services to customers in the United States. Our sales are focused on three major product categories and associated value-added services.

Financial Accounting Software.
------------------------------

     More than 40% of our total revenue is generated from the re-sale of accounting software published by Best Software, Inc. (Best) for the financial accounting requirements of small and medium sized businesses focused on manufacturing and distribution, and the delivery of related services from the sales of these products. These product sales are primarily packaged software programs installed on a user workstation, on a local area network server, or in a hosted environment. The programs perform and support a wide variety of functions related to accounting, including financial reporting, accounts payable and accounts receivable, and inventory management.

     We provide a variety of services along with our financial accounting software sales to assist our customers in maximizing the benefits from these software applications. These services include training, technical support, and professional services. We have 5 employees who serve as class instructors and have formal, specific training in the topics they are teaching. We can also provide on-site training services that are highly tailored to meet the needs of a particular customer. Our instructors must pass annual subject-matter examinations required by Best to retain their product-based teaching certifications.

     We provide end-user technical support services through our support/help desk. A staff of 3 full-time product and technology consultants assist customers calling with questions about product features, functions, usability issues, and configurations. The support/help desk offers services in a variety of ways, including prepaid services, time and materials billed as utilized, and annual support contracts. Customers can communicate with the support/help desk through e-mail, telephone, and fax channels. Standard support/help desk services are offered during normal business hours 5 days per week.

     Our professional services include project-focused offerings such as software customization, data migration, and small and medium sized business consulting. We have 4 project managers who provide professional services to our financial accounting customers.

Electronic Data Interchange (EDI) Software.
-------------------------------------------

     We publish our own proprietary EDI software, "MAPADOC." EDI can be used to automate existing processes, to rationalize procedures and reduce costs, and to improve the speed and quality of services. Because EDI necessarily involves business partners, it can be used as a catalyst for gaining efficiencies across organizational boundaries.

     Our MAPADOC EDI solution is a fully integrated EDI solution that provides users of Best Software's market-leading MAS family of accounting software products with a feature rich product that is easy to use. MAPADOC provides the user with dramatically decreased data entry time, elimination of redundant steps, the lowering paper and postage costs, the reduction of time spent typing, signing, checking and approving documents and the ability to self-manage EDI and to provide a level of independence that saves time and money.

     We market our MAPADOC solutions to our existing and new small and medium-sized business customers, and through a network of resellers. As of June 23, 2005, we have a sales team and 5 dedicated technical specialists involved in marketing and supporting sales of the MAPADOC product and associated services.

Warehouse Management Systems.
-----------------------------

     We are resellers of the Warehouse Management System (WMS) software published by Radio Beacon, Inc. Radio Beacon Inc. develops warehouse management software for mid-market distributors. The primary purpose of a WMS is to control the movement and storage of materials within an operation and process the associated transactions. Directed picking, directed replenishment, and directed put-away are the key to WMS. The detailed setup and processing within a WMS can vary significantly from one software vendor to another. However, the basic WMS will use a combination of item, location, quantity, unit of measure, and order information to determine where to stock, where to pick, and in what sequence to perform these operations.

     The Radio Beacon(TM) warehouse management software improves accuracy and efficiency, streamlines materials handling, meets retail compliance requirements, and refines inventory control. Radio Beacon works as part of a complete operational solution by integrating seamlessly with RF hardware, accounting software, shipping systems and warehouse automation equipment.

     We market the Radio Beacon solution to our existing and new small and medium-sized business customers. As of June 23, 2005, we have 5 dedicated salespeople and 2 dedicated technical specialists involved in marketing and supporting sales of the Radio Beacon product and associated services.

Network Services and Business Consulting.
-----------------------------------------

     We provide network maintenance and service upgrades for our business clients. We are a Microsoft Solutions Provider. Our staff includes engineers who maintain certifications from Microsoft and Best Software. They are Microsoft Certified Systems Engineers and Microsoft Certified Professionals, and they provide a host of services for our clients, including server implementation, support and assistance, operation and maintenance of large central systems, technical design of network infrastructure, technical troubleshooting for large scale problems, network and server security, and backup, archiving, and storage of data from servers. There are numerous competitors, both larger and smaller, nationally and locally, with whom we compete in this market.

     We also provide, as consultants, the information technology (IT) audit required by Section 404 of the Sarbanes Oxley Act of 2002. Section 404 (SOX 404) requires CEOs, CFOs, and outside auditors to attest to the effectiveness of internal controls for financial reporting. To satisfy Section 404 requirements, CEO's, CFO's, and outside auditors must sign off on company's internal controls. They need to know that the company can document its adherence to IT procedures and processes, and that IT processes supporting financial management systems are well controlled. Our qualified staff of certified network engineers and certified public accountants allows us to provide these audits to small and medium sized publicly-traded corporations. Our competition to render these services includes accounting firms and independent information technology consultants like ourselves.



MARKETS

Financial Accounting Software.
------------------------------

     In the financial accounting software market, we focus on providing enterprise solutions to small- and medium-sized businesses ("SMB") with under one hundred million dollars of annual revenue, primarily in the manufacturing and distribution industries. The SMB market is comprised of thousands of companies in the New York region alone.

     While several local and regional competitors exist in the various geographic territories where we conduct business, we have a competitive advantage in terms of geographic reach, comprehensive training and support, and the provision of other products and services. We are one of the larger Best resellers in the United States. While there are numerous national, regional, and local competitors that could be compared to us in scale, size, geographical reach, and target markets for the re-sale of Best products, there is no one dominant competitor or dominant group of competitors with whom we compete for contracts or assignments on a regular basis. There are also numerous competitors who publish and/or resell competing product lines, such as Microsoft's Great Plains and Solomon accounting software Electronic Data Interchange Software.

     We publish and sell through a network of software resellers our proprietary EDI software, MAPADOC. Electronic Data Interchange (EDI) is computer-to-computer communication of business documents between companies. It is a paperless way to send and receive Purchase Orders, Invoices, etc. EDI replaces human-readable documents with electronically coded documents. The sending computer creates the document and the receiving computer interprets the document. Implementation of EDI streamlines the process of exchanging standard business transactions. Companies save by eliminating people cost as well as the cost due to errors and double entry of data. The transmissions are accomplished by connecting to a mailbox via a modem or the internet. The most common mailbox is a Value Added Network's (VAN) electronic mailbox. Each user, identified by a unique EDI ID, accesses his mailbox to send and receive all EDI transactions. To standardize the documents communicated between many companies, the Transportation Data Coordinating Committee, in 1975, published its first set of standards.

     EDI standards are formats and protocols that trading partners agree to use when sending and receiving business documents. Around 1979, The American National Standards Institute (ANSI) designated an accredited standards committee for EDI. The standards continue to evolve to address the needs of the member companies. MAPADOC complies with all current standards. The market for EDI continues to expand as big box retailers, such as Wal-Mart, Target, and K-Mart, insist their vendors utilize EDI in their business transactions. There are numerous companies with whom we compete in the SMB EDI marketplace, including True Commerce and Kissinger Associates.

Warehouse Management Systems.
-----------------------------

     We resell under a distributor agreement the Warehouse Management Solution published by Radio Beacon, Inc.. Radio Beacon Inc. develops warehouse management software for mid-market distributors. The primary purpose of a WMS is to control the movement and storage of materials within an operation and process the associated transactions. Directed picking, directed replenishment, and directed put-away are the key to WMS. The detailed setup and processing within a WMS can vary significantly from one software vendor to another. However the basic WMS will use a combination of item, location, quantity, unit of measure, and order information to determine where to stock, where to pick, and in what sequence to perform these operations. The Radio Beacon(TM) warehouse management software improves accuracy and efficiency, streamlines materials handling, meets retail compliance requirements, and refines inventory control. Radio Beacon works as part of a complete operational solution by integrating seamlessly with RF hardware, accounting software, shipping systems and warehouse automation equipment. The WMS marketplace is extremely competitive. We compete against national, regional, and local resellers, some significantly larger than us.

ARRANGEMENTS WITH PRINCIPAL SUPPLIERS

     Our revenues are primarily derived from the re-sale of vendor software products and services. These re-sales are made pursuant to channel sales agreements whereby we are granted authority to purchase and resell the vendor products and services. Under these agreements, we either resell software directly to our customers or act as a sales agent for various vendors and receive commissions for our sales efforts.

     We are required to enter into an annual Channel Partner Agreement with Best Software, Inc. whereby Best appoints us as a non-exclusive partner to market, distribute, and support MAS 90/200/500 software . This agreement authorizes us to sell these software products to certain customers in the United States. There are no clauses in this agreement that limit or restrict the services that we can offer to customers. We also operate a Best Software Authorized Training Center Agreement, , and also are party to a Master Developers Program License Agreement.

We have also entered into an Authorized Distributor Agreement with Radio Beacon, Inc., whereby we market and distribute Radio Beacon products in the United States. This agreement is automatically renewable on an annual basis, and requires no minimum payments or guarantees.

CUSTOMERS

     We market our products to private companies throughout the United States. In the fiscal year ended December 31, 2004, the revenues generated by our top ten customers represented approximately thirty three percent (33%) of consolidated revenues, and no single customer accounted for ten percent or more of our consolidated revenues.

INTELLECTUAL PROPERTY

     We regard our technology and other proprietary rights as essential to our business. We rely on copyright, trade secret, confidentiality procedures, contract provisions, and trademark law to protect our technology and intellectual property. We have also entered into confidentiality agreements with our consultants and corporate partners and intend to control access to, and distribution of our products, documentation, and other proprietary information.

     We own several federally registered trademarks, including "MAPADOC," and have a number of trademark applications pending. We have no patents or patent applications pending.

     This Annual Report contains trademarks and trade names of Trey Resources, Inc. and its affiliates as well as those of other companies. All trademarks and trade names appearing in this report are the property of their respective holders.


EMPLOYEES

     At the present, we have approximately 28 employees, of which 24 are full-time and 4 are part-time, located in two offices in New Jersey. All but two of our current employees were formerly employees of the companies that we acquired. Approximately 5 of our employees are engaged in sales and marketing activities and approximately 9 employees are engaged in service fulfillment.

     Our future success depends in significant part upon the continued services of our key sales, technical, and senior management personnel and our ability to attract and retain highly qualified sales, technical, and managerial personnel. None of our employees are represented by collective bargaining agreements, and we have never experienced a work stoppage. We believe our employee relations are good.


                                  RISK FACTORS


WE HAVE A LIMITED OPERATING HISTORY.

     We did not begin our value added reseller, software, and consulting business until June 2004. Accordingly, we have a limited operating history on which to base an evaluation of our business and prospects.

WE HAVE HISTORICALLY LOST MONEY AND MAY CONTINUE TO LOSE MONEY IN THE FUTURE.

     We have historically lost money. For the years ended December 31, 2004 and 2003, we had net losses of $2,390,705 and $397,605, respectively, and net losses of $0.21 and $0.13 per share, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because our operations may not be profitable. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE CANNOT ACCURATELY FORECAST OUR FUTURE REVENUES AND OPERATING RESULTS, WHICH MAY FLUCTUATE.

     Our short operating history and the rapidly changing nature of the markets in which we compete make it difficult to accurately forecast our revenues and operating results. Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

     o    the timing of sales of our products and services;

     o the timing of product implementation, particularly large design projects;

     o    unexpected delays in introducing new products and services;

     o increased expenses, whether related to sales and marketing, product development, or administration;

     o deferral in the recognition of revenue in accordance with applicable accounting principles, due to the time required to complete projects;

     o    the mix of product license and services revenue; and

     o    costs related to possible acquisitions of technology or businesses.

WE MAY FAIL TO DEVELOP NEW PRODUCTS, OR MAY INCUR UNEXPECTED EXPENSES OR DELAYS.

     Although we currently have fully developed products available for sale, we may also develop various new technologies, products and product features and may rely on them to remain competitive. Due to the risks inherent in developing new products and technologies--limited financing, competition, obsolescence, loss of key personnel, and other factors--we may fail to develop these technologies and products, or may experience lengthy and costly delays in doing so. Although we are able to license some of our technologies in their current stage of development, we cannot assure that we will be able to develop new products or enhancements to our existing products in order to remain competitive.

IF WE CANNOT RAISE ADDITIONAL CAPITAL TO FINANCE FUTURE OPERATIONS, WE MAY NEED TO CURTAIL OUR OPERATIONS IN THE FUTURE.

     We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings and sales of securities from third parties. We cannot assure you that financing from external sources will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. While we have recently raised sufficient working capital to fund our operations for what we believe should be sufficient for the next 12 months, we will subsequently need to raise additional capital to fund our future operations.

BECAUSE OUR FINANCIAL ACCOUNTING SOFTWARE, EDI SOFTWARE, AND BUSINESS CONSULTING BUSINESSES ARE STILL EVOLVING, WE MAY EXPERIENCE DIFFICULTIES THAT COULD PREVENT US FROM BECOMING PROFITABLE.

     Because or financial accounting software, EDI software, and business consulting businesses are still evolving, we may experience the difficulties frequently encountered by companies in the early stage of development in new and evolving markets. These difficulties include the following:

     o substantial delays and expenses related to testing and developing new products;

     o marketing and distribution problems encountered in connection with our new and existing products and technologies;

     o    competition from larger and more established companies;

     o    delays in reaching our marketing goals;

     o difficulty in recruiting qualified employees for management and other positions;

     o    lack of sufficient customers, revenues and cash flow; and

     o    limited financial resources.

     We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our business will suffer and our stock price could decline.

IF OUR TECHNOLOGIES AND PRODUCTS CONTAIN DEFECTS OR OTHERWISE DO NOT WORK AS EXPECTED, WE MAY INCUR SIGNIFICANT EXPENSES IN ATTEMPTING TO CORRECT THESE DEFECTS OR IN DEFENDING LAWSUITS OVER ANY SUCH DEFECTS.

     Software products are not currently accurate in every instance, and may never be. Furthermore, we could inadvertently release products and technologies that contain defects. In addition, third-party technology that we include in our products could contain defects. We may incur significant expenses to correct such defects. Clients who are not satisfied with our products or services could bring claims against us for substantial damages. Such claims could cause us to incur significant legal expenses and, if successful, could result in the plaintiffs being awarded significant damages. Our payment of any such expenses or damages could prevent us from becoming profitable.

OUR SUCCESS IS HIGHLY DEPENDENT UPON OUR ABILITY TO COMPETE AGAINST COMPETITORS THAT HAVE SIGNIFICANTLY GREATER RESOURCES THAN WE HAVE.

     The financial accounting software, EDI software, and business consulting industries are highly competitive, and we believe that this competition will intensify. Many of our competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger client bases than we do. Our competitors could use these resources to market or develop products or services that are more effective or less costly than any or all of our products or services or that could render any or all of our products or services obsolete. Our competitors could also use their economic strength to influence the market to continue to buy their existing products.

IF WE ARE NOT ABLE TO PROTECT OUR TRADE SECRETS THROUGH ENFORCEMENT OF OUR CONFIDENTIALITY AND NON-COMPETITION AGREEMENTS, THEN WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AND WE MAY NOT BE PROFITABLE.

     We attempt to protect our trade secrets, including the processes, concepts, ideas and documentation associated with our technologies, through the use of confidentiality agreements and non-competition agreements with our current employees and with other parties to whom we have divulged such trade secrets. If the employees or other parties breach our confidentiality agreements and non-competition agreements or if these agreements are not sufficient to protect our technology or are found to be unenforceable, our competitors could acquire and use information that we consider to be our trade secrets and we may not be able to compete effectively. Most of our competitors have substantially greater financial, marketing, technical and manufacturing resources than we have, and we may not be profitable if our competitors are also able to take advantage of our trade secrets.

WE MAY UNINTENTIONALLY INFRINGE ON THE PROPRIETARY RIGHTS OF OTHERS.

     Many lawsuits currently are being brought in the software industry alleging violation of intellectual property rights. Although we do not believe that we are infringing on any patent rights, patent holders may claim that we are doing so. Any such claim would likely be time-consuming and expensive to defend, particularly if we are unsuccessful, and could prevent us from selling our products or services. In addition, we may also be forced to enter into costly and burdensome royalty and licensing agreements.

OUR TWO OFFICERS CONTROL A SIGNIFICANT PERCENTAGE OF OUR CAPITAL STOCK AND HAVE SUFFICIENT VOTING POWER TO CONTROL THE VOTE ON SUBSTANTIALLY ALL CORPORATE MATTERS.

     As of June 23, 2005, Jerome R. Mahoney and Mark Meller, our Non-Executive Chairman of the Board of Directors and our President, respectively, owned approximately 59.9% and 51.3%, respectively, of our outstanding shares of our Class A common stock (assuming the conversion of outstanding debt into shares of Class A common stock and/or Class B common stock). Mr. Mahoney and Mr. Meller may be able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership, which is not subject to any voting restrictions, could limit the price that investors might be willing to pay for our Class A common stock. In addition, Mr. Mahoney and Mr. Meller are in a position to impede transactions that may be desirable for other stockholders. They could, for example, make it more difficult for anyone to take control of us.

OUR INDUSTRY IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE AND FAILURE TO ADAPT OUR PRODUCT DEVELOPMENT TO THESE CHANGES MAY CAUSE OUR PRODUCTS TO BECOME OBSOLETE.

     We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

THE TREND TOWARD CONSOLIDATION IN OUR INDUSTRY MAY IMPEDE OUR ABILITY TO COMPETE EFFECTIVELY.

     As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

WE FACE INTENSE PRICE-BASED COMPETITION FOR LICENSING OF OUR PRODUCTS WHICH COULD REDUCE PROFIT MARGINS.

     Price competition is often intense in the software market.. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins.

IF WE LOSE THE SERVICES OF ANY OF OUR KEY PERSONNEL, INCLUDING OUR NON-EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS OR CHIEF EXECUTIVE OFFICER, OUR BUSINESS MAY SUFFER.

     We are dependent on our key officers, Jerome R. Mahoney and Mark Meller, our Non-Executive Chairman of the Board of Directors and our President, respectively, and our key employees in our operating subsidiary, specifically Jeffrey Roth, Lynn Berman, and Gary Berman. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. In an attempt to minimize the effects of such loss, we presently maintain a $1,000,000 key-man term life insurance policy on Ms. Berman, and have applications pending for a similar amount of insurance on the lives of Mr. Roth and Mr. Berman.

FOLLOWING THE DISTRIBUTION OF OUR SHARES TO THE STOCKHOLDERS OF IVOICE, INC., OUR NON-EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS MAY HAVE CONFLICTS OF INTEREST, AND WE DO NOT HAVE ANY FORMAL PROCEDURE FOR RESOLVING ANY SUCH CONFLICTS IN THE FUTURE.

     Following the distribution of shares of our Class A common stock to the stockholders of iVoice, Inc., as described in the registration statement on Form SB-2 of Trey Resources, Inc. dated February 13, 2004, Inc., our Non-Executive Chairman of the Board of Directors, Jerome R. Mahoney, will have the right to convert $250,000 of indebtedness into 250,000 shares of Class B common stock of Trey Resources, which will be convertible into an indeterminable number of shares of Class A common stock of Trey Resources. This could create, or appear to create, potential conflicts of interest when our Non-Executive Chairman is faced with decisions that could have different implications for Trey Resources. Examples of these types of decisions might include any of the potential business acquisitions made by us or the resolution of disputes arising out of the agreements governing the relationship between iVoice and us following the distribution. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely effect the public's perception of us following the distribution. Furthermore, we do not have any formal procedure for resolving any such conflicts of interest if they do arise.

OUR SECURITIES

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

     We intend to retain any future earnings to finance the growth and development of our business. Therefore, we do not expect to pay any cash dividends in the foreseeable future. Any future dividends will depend on our earnings, if any, and our financial requirements.

THE PRICE OF OUR STOCK MAY BE AFFECTED BY A LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

     There has been a limited public market for our Class A common stock and there can be no assurance that an active trading market for our stock will continue. An absence of an active trading market could adversely affect our stockholders' ability to sell our Class A common stock in short time periods, or possibly at all. Our Class A common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our Class A common stock to fluctuate substantially.

OUR CLASS A COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

     Our Class A common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our Class A common stock by reducing the number of potential investors. This may make it more difficult for investors in our Class A common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

     o    With a price of less than $5.00 per share

     o    That are not traded on a "recognized" national exchange;

     o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

     o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

FUTURE SALES OF OUR CLASS A COMMON STOCK COULD CAUSE OUR STOCK PRICE TO DECLINE.

     The sale of a large number of our shares, or the perception that such a sale may occur, could lower our stock price. Such sales could make it more difficult for us to sell equity securities in the future at a time and price that we consider appropriate. As of June 23, 2005, approximately 3,667,038 shares of our Class A common stock could be considered "restricted securities" and saleable only upon registration under the Securities Act of 1933, upon compliance with Rule 144 of the Securities Act, or pursuant to another exemption from registration.

ISSUANCE OF OUR RESERVED SHARES OF CLASS A COMMON STOCK MAY SIGNIFICANTLY DILUTE THE EQUITY INTEREST OF EXISTING STOCKHOLDERS.

     We have reserved for issuance shares of our Class A common stock upon exercise or conversion of stock options, warrants, or other convertible securities that are presently outstanding. Issuance of these shares will have the effect of diluting the equity interest of our existing stockholders and could have an adverse effect on the market price for our Class A common stock. As of June 23, 2005, we had all of our remaining 9,928,255,907 authorized shares available for future issuance, of which approximately 1,117,321,098 are reserved.


              SPECIAL NOTE REGARDING FORWARDING-LOOKING STATEMENTS

     Certain statements in this registration statement contain "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. These statements are typically identified by their inclusion of phrases such as "the Company anticipates", or "the Company believes", or other phrases of similar meaning. These forward-looking statements involve risks and uncertainties and other factors that may cause the actual results, performance or achievements to differ from any future results, performance or achievements expressed or implied by such forward-looking statements. Except for the historical information and statements contained in this registration statement, the matters and items set forth in this registration statement are forward looking statements that involve uncertainties and risks some of which are discussed at appropriate points in the registration statement.


                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders. Rather, the selling security holders will receive those proceeds directly.


                            SELLING SECURITY HOLDERS

     The following table sets forth information as of June 23, 2005 with respect to the beneficial ownership of our common stock before the offering by the selling security holders. As we have no way of knowing in advance the number of shares that may be issued pursuant to the exercise of stock options or the issuance of stock from the award of stock, the table of Beneficial Ownership reflects the ownership by selling shareholders as if they had converted all of the wages owed to them into Class A Common Stock. At present, we have only two officers and directors and therefore, these individuals are the only selling shareholders that can be listed at the present time. In future, other individuals may be elected to serve as an officer and/or director and the number of selling shareholders may increase or decrease. The following calculations of the percent of outstanding shares are based on 59,981,301 shares of our common stock outstanding as of the date of the table. Beneficial ownership includes shares issuable upon exercise of warrants, options, conversion of notes payable into common stock or the conversion of wages payable into common stock that are exercisable within sixty days of the date of the table. Beneficial ownership and, accordingly, percent of class ownership, are calculated according to Securities and Exchange Commission Rule 13d-3.

     The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders. All of the shares being offered under this prospectus will be issued under the Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers' Stock Incentive Plan.

     We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.

                 Ownership of Selling Shareholders' Common Stock

                                                                COMMON STOCK
                                                             BENEFICIALLY OWNED
NAME/ADDRESS                      TITLE OF CLASS            NUMBER       PERCENT

Jerome R. Mahoney (Chairman)      Class A Common Stock    89,575,263(1)   59.9%
Director
c/o Trey Resources, Inc.
293 Eisenhower Parkway            89575
Livingston, New Jersey  07039

Mark Meller (President)           Class A Common Stock    63,108,565(2)   51.3%
Director
c/o Trey Resources, Inc.
293 Eisenhower Parkway
Livingston, New Jersey  07039

Director and executive officer
  as a group                      Class A Common Stock    152,683,828     71.8%

--------------
(1) Includes a) 63,080,239 shares of our Class A common stock issuable upon conversion of $659,189 due to related party accounts with Mr. Mahoney and
     (b) 26,495,024 shares of our Class A common stock issuable upon conversion of a promissory note assumed on February 11, 2004. These figures assume that Class B Common Stock are issued to satisfy these obligations, and such Class B Common Stock shares are subsequently converted to shares of Class A Common Stock. Note balance of $276,873 includes principle and interest through 3/21/05. Pursuant to such promissory note, Mr. Mahoney may, at any time, convert amounts owed to him for monies loaned thereunder and interest thereon into (i) one share of our Class B common stock for each dollar owed, (ii) the number of shares of our Class A common stock calculated by dividing (x) the sum of the amount being prepaid by (y) 50% of the lowest issue price of shares of our Class A common stock since the first advance of funds under such note, or (iii) payment of the principal of the note, before any repayment of interest.
(2) Includes 63,108,565 shares of our Class A common stock issuable upon conversion of $659,485 due to related party accounts with Mr. Meller. These figures assume that Class B Common Stock are issued to satisfy these obligations, and such Class B Common Stock shares are subsequently converted to shares of Class A Common Stock. Pursuant to an agreement between the Company and Mr. Meller, Mr. Meller may, at any time, convert amounts owed to him for monies thereon into (i) one share of our Class B common stock for each dollar owed, (ii) the number of shares of our Class A common stock calculated by dividing (x) the sum of the amount being prepaid by (y) 50% of the lowest issue price of shares of our Class A common stock since the first advance of funds under such amounts due.


                              PLAN OF DISTRIBUTION

         The selling security holders and any of their respective donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. Each selling security holder may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and re-sales by the broker-dealer for its own account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately negotiated transactions;

     o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

     o    transactions to cover short sales;

     o broker-dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share;

     o    a combination of any of these methods of sale; or

     o    any other method permitted by applicable law

The sale price to the public may be:

     o    the market price prevailing at the time of sale;

     o    a price related to the prevailing market price;

     o    at negotiated prices; or

     o such other price as the selling security holder determines from time to time.

     The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

     Each selling security holder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if he deems the purchase price to be unsatisfactory at any particular time.

     Each selling security holder may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of Trey or derivatives of Trey securities and may sell or deliver shares in connection with these trades. Each selling security holder may pledge his shares to his brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by a selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Neither selling security holder has indicated to us that he expects these commissions and discounts to exceed what is customary in the types of transactions involved.

     A selling security holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the re-sale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     A selling security holder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, neither selling security holder has entered into any agreement with a prospective underwriter, and there is no assurance as to whether any such agreement will be entered into. If a selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

     Each selling security holder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under that act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, a selling security holder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

     We have agreed to pay all fees and expenses incident to the registration of the shares.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the company.

     Our Certificate of Incorporation provides that, except in certain specified instances, a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

     To the extent indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Trey under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.


                                     EXPERTS

The consolidated financial statements of Trey Resources, Inc. for the fiscal years ended December 31, 2004 and 2003 incorporated by reference into this prospectus have been audited by Bagell, Josephs & Company, LLC, independent registered public accountants, to the extent and for the periods set forth in that firm's report, are incorporated in this prospectus in reliance upon the report given upon the authority of Bagell, Josephs & Company, LLC, as experts in auditing and accounting.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered under this prospectus will be passed upon by Meritz & Muenz LLP, Washington, D.C.


                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Fidelity Transfer Company. Its telephone number is 801-466-7208.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document, which is filed as an exhibit to the registration statement.

     For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is http://www.accessitycorp.com.

     All trademarks or trade names referred to in this prospectus are the property of their respective owners.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and all documents we subsequently file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering covered by this prospectus:

     (a) Our annual report on Form 10-KSB for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 31, 2005.

     (b) Our quarterly report on Form 10-QSB for the period ended March 31, 2005 filed with the Securities and Exchange Commission

     (c) Our Current Reports on Form 8-K dated March 31, 2005, May 13, 2005 and June 9, 2005.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Notwithstanding the above, information that is "furnished to" the Commission shall not be deemed "filed with" the Commission and shall not be deemed incorporated by reference into this Registration Statement.

     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                              Trey Resources, Inc.
                             293 Eisenhower Parkway
                              Livingston, NJ 07039
                                 (973) 758-9555

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     In accordance with the requirements of the Securities Exchange Act of 1934, the Company periodically files certain reports and other information with the Commission. The following documents filed with the Commission are hereby incorporated in this Prospectus by reference:

1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004;

2. Our quarterly report on Form 10-QSB for the period ended March 31, 2005 filed with the Securities and Exchange Commission

3. Our Current Reports on Form 8-K dated March 31, 2005, May 13, 2005 and June 9, 2005.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     Our Certificate of Incorporation and by-laws include an indemnification provision under which we have agreed to indemnify directors of Trey to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of Trey.

     The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS

     5.1   Legal Opinion of Meritz & Muenz LLP.

     10.1 Amendment No. 3 to the Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers' Stock Incentive Plan

     23    Consent of Experts and Counsel

           23.1     Consent of Bagell, Josephs & Company, L.C.C.
           23.2     Consent of Meritz & Muenz LLP. (See Exhibit 5.1)


ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Livingston, New Jersey, on June 24, 2005.

                 TREY RESOURCES, INC.


By:              /s/ Mark Meller
                 ---------------------
                 Mark Meller, President,
                 Chief Executive Officer and
                 Principal Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Mark Meller                                        Date:  June 24, 2005
---------------------
Mark Meller, President,
Chief Executive Officer and
Principal Financial Officer
Director

/s/ Jerome Mahoney                                     Date:  June 24, 2005
---------------------
Jerome Mahoney
Non-Executive Chairman and
Director

                 TREY RESOURCES, INC. 2004 STOCK INCENTIVE PLAN

     Pursuant to the requirements of the Securities Act of 1933, the Board of Directors of the Registrant who administers the Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers' Incentive Stock Plan, as amended have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Livingston, New Jersey, on June 24, 2005.

By:              /s/ Mark Meller
                 ---------------------
                 Mark Meller, President,
                 Chief Executive Officer and
                 Principal Financial Officer

                                INDEX OF EXHIBITS


5.1    Legal Opinion of Meritz & Muenz LLP

10.1 Amendment No. 3 to the Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers Stock Incentive Plan.

23     Consent of Experts and Counsel

       23.1    Consent of Bagell, Josephs & Company, L.C.C.
       23.2    Consent of Meritz & Muenz LLP.  (See Exhibit 5.1)